Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Brian Price (Media Contact):	(312) 609-6761;	brian.price@axiscapital.com

AXIS CAPITAL PROVIDES PRELIMINARY LOSS ESTIMATE FOR TYPHOON HAGIBIS IMPACTING FOURTH QUARTER 2019 FINANCIAL RESULTS

Pembroke, Bermuda, November 25, 2019 - AXIS Capital Holdings Limited ("AXIS Capital" or the "Company") (NYSE: AXS) today announced a preliminary pre-tax loss estimate for Japanese Typhoon Hagibis in the range of $90 million to $110 million, net of estimated recoveries from reinsurance and retrocessional covers, and including the impact of estimated reinstatement premiums. The Company's loss estimate is consistent with industry insured losses of approximately $11 billion and its expected market share of less than 1% for this catastrophe event.

The Company’s loss estimate is based on its ground-up assessment of losses from individual contracts and treaties exposed to the affected regions, including preliminary information from clients, brokers and loss adjusters. Industry insured loss estimates, market share analyses and catastrophe modeling analyses were also taken into account where appropriate. Due to the nature of this event, including the complexity of loss assessment and factors contributing to the losses, and the preliminary nature of the information available to prepare this estimate, the actual net ultimate loss for this event may differ materially from this current estimate. The additional complexity caused by the multiple catastrophic events that have occurred in Japan in recent months, together with the expectation of a relatively high proportion of flood related losses attributable to Typhoon Hagibis, are also likely to lead to increased uncertainty surrounding the estimated net ultimate loss for this event.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at September 30, 2019 of $5.6 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material.  Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in our "E-mail Alerts" program, which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not, however, part of this press release.
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LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. Forward-looking statements contained in this press release include information regarding our estimates of losses related to catastrophe and weather-related events. These statements involve risks, uncertainties and assumptions. Important factors that could cause actual events or results to differ materially from our expectations include actual claims exceeding our loss reserves; the failure of any of the loss limitation methods we employ; the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions; the failure of our cedants to adequately evaluate risks; the use of industry catastrophe models and changes to these models; general economic conditions; and the other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com